CONSULTING AGREEMENT

THIS AGREEMENT is made as of this 1st day of August, 2007.

BETWEEN:

CUSTOMER ACQUISITION NETWORK, INC., a Delaware corporation, with an address of 595 South Federal Highway, Suite 600, Boca Raton, Florida 33431

(hereinafter called the “Company”)
OF THE FIRST PART

AND:

MICHAEL BAYBAK AND COMPANY, INC., a California corporation, with and address of 4515 Ocean View Blvd., Suite 305, La Cañada, California, 91011, U.S.A.

(hereinafter called the “Consultant”)
OF THE SECOND PART

WHEREAS:

A.  The Consultant is a firm carrying on the business of providing national media consulting services and financial community investor relations consulting services for emerging companies of merit;

B.  The Company is desirous of retaining the consulting services of the Consultant on a fixed term basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions herewith set forth;

FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1.  The Consultant shall provide media consulting services to the company, such duties to include news feature development, establishing relations with financial advisory newsletter writers and with other trade and advertising media interested in the Company and its innovative Internet-based services and revenue-generation approaches. The Consultant shall also provide an investor relations program of communications to the U.S. institutional, brokerage and retail investor publics. In each case the Consultant’s activities shall be performed under the supervision of and with the prior approval of the Company. Unless otherwise notified, the Consultant’s activities shall be subject to the direction and approval of the Chief Financial Officer of the Company. Additionally, the Consultant shall upon request of the Company consult and advise the Company on a variety of corporate matters on an on-going basis, as these may relate to the above programs.

2.  The Company may provide to Consultant copies of proposed Company literature prior to the dissemination of such literature to third parties. The Consultant shall not disseminate any Company materials or documents, shall not provide any third-party any information concerning the Company, nor utilize such materials for its own purposes, without the prior written approval of the Company. Consultant shall in all of its activities publish and provide suitable disclaimers as to the Consultants’ and affiliates’ stock ownership in the Company and other interests that could be viewed as a conflict of interest, and shall comply in all respects with all federal and state rules and regulations and best practices concerning notice and publication of disclaimers.

3.  The term of this Agreement shall be for a period of twelve (12) months from the date of this Agreement.

4.  The fees for services shall be computed at a monthly rate of US $7,000.00 (Seven Thousand Dollars in lawful United States currency), with the first installment payable upon the signing of this contract, and each subsequent monthly fee component being payable promptly in subsequent 30-day intervals. Consultant acknowledges that Company is not presently publicly reporting, or quoted or traded on any public securities market or quotation service. Effective as of the date of the Company’s combination with a company that is publicly reporting, or quoted or traded on a public securities market or quotation service, the Company shall cause this Agreement to be assumed by such public company, and the Company shall be released from all obligations hereunder. Furthermore, such public company shall issue to Consultant a five-year warrant exercisable for 500,000 shares of common stock of the public company, exercisable at $2.00 per share in such form and with such terms as are approved by the board of directors of the public company. No warrants shall be issued or issuable by the Company unless the company during the Term shall combine with or itself become a publicly reporting company required to file statements and reports with the Securities and Exchange Commission under the federal securities laws.

5.  The Consultant shall be responsible for the payment of its income taxes as shall be required by any governmental entity with respect to compensation paid by the Company to the Consultant.

6.  During the term of this Agreement, the Consultant shall provide its services to the Company through Michael Baybak and through George Duggan, and the Consultant shall ensure that Michael Baybak and/or George Duggan will be available to provide such services to the Company in a timely manner subject to their availability at the time of the request.

7.     The Consultant shall not, either during the continuance of its contract hereunder or any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or affiliates or any secrets of the Company and/or its subsidiary or subsidiaries or affiliates, to any person (directly or indirectly) whether or not to the detriment of the Company and shall not (either during the continuance of its contract hereunder or any time thereafter) use any information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries for its own benefit or purposes (directly or indirectly), or for any purpose other than those of the Company as more particularly described in paragraph 1 above.

8.  Consultant shall bill all expenses that are approved in advance by the Company for routine communications, including phone, postage, fax, etc., on an itemized and documented basis. For material expenses exceeding in any single instance US $600 for any dissemination or distribution programs or related expenses, specific approval shall be sought in writing prior to incurring such expenses, and these will be paid in advance by Company prior to being incurred.

9.      The Company agrees to indemnify and save the Consultant harmless from any loss, costs or expenses incurred as a result of or arising out of the Consultant’s dissemination or publication of any documents or literature approved in writing by the Company in accordance with the provisions of paragraph 2 of this Agreement provided Consultant is not in breach of any of its agreements herein, in the event that it is established by a Court of competent jurisdiction that such materials contain material misrepresentations or false or misleading information, or omit to state a material fact necessary to prevent a statement that is made from being false or misleading.

10.  The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its engagement hereunder and use its best efforts to promote the interests of the Company.

11.  This Agreement may be terminated by the Company without prior notice if at any time:

(a) The Consultant shall commit any breach of any of the provisions    herein contained;

(b) The Consultant shall be guilty of any misconduct or neglect in the    discharge of its duties hereunder;

(c) The Consultant shall become bankrupt or make any arrangements or composition with its creditors; or

(d) Michael Baybak shall become unavailable or fail to follow the directions of the Company or become of unsound mind or be declared incompetent to handle his own personal affairs;

(e) On thirty (30) days prior written notice to Consultant (provided if such termination shall be prior to payment of at lease 6 months of monthly payments hereunder, upon such termination the balance of any remaining monthly payment shall be paid in full for the balance of the 6 months period remaining).

12.  The Company is aware that the Consultant has now and will continue to have business interests in other companies and the Company recognizes that these companies will require a certain portion of the Consultant’s time. The Company agrees that the Consultant may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Consultant to perform its duties under this Agreement.

13.  The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the prior written consent of the Company.

14.  Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at its last business address known to the Secretary of the Company. Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of the mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

15.  The provisions of this Agreement shall inure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company. For this purpose, the terms “successors” and “assigns” shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

16.  This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of laws, and the rights of the parties shall be governed by, the laws of that State. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought. Any action brought for the purpose of enforcing any provision of this Agreement shall be brought in New York, New York.

17.  Broker or Dealer; Investment Advisor Status. Consultant is not (i) a registered “broker” (“Broker”) or “dealer” (“Dealer”) as such terms are defined in Section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) an investment adviser (“Investment Advisor”), as such term is defined in Section 202(a)(11) of the Investment Advisors Act of 1940, as amended, and will not act to effect any transactions in securities for the account of Company. With respect thereto and notwithstanding anything set forth herein to the contrary, Consultant shall not carry out any activity or function that (i) may be traditionally performed by or otherwise be deemed to include those of (A) a Broker, Dealer or Investment Adviser or (ii) would require Consultant to register itself as a Broker, Dealer, or Investment Advisor. In particular, Consultant shall not do, cause to be done or otherwise participate, directly or indirectly, in any of the following on behalf of Company: (a) participate in the negotiation of terms and conditions of the sale and purchase of any securities of Company; (b) assist Company in the distribution of materials relating to the sale of any securities of Company; (c) prepare any analysis or provide any advice to any potential investors regarding the benefits or potential return relating to the purchase of any securities of Company; (d) directly assist Company or any prospective investor of securities of Company with the completion of a transaction; (e) facilitate the sale, exchange or transfer of securities of Company or any handling of any funds received from the potential investors for any securities of Company, (f) discuss the details of a proposed transaction with a potential investor, or (g) make recommendations to a potential investor with respect to a transaction. Consultant will abide by all laws, rules and regulations applicable to Consultant’s activities.

18.  Registration of Securities. If, at any time or from time to time, Company shall determine to register any of its equity securities, either for its own account or the account of a stockholder, Company shall promptly (but in no event less than thirty (30) days prior to registration) give Consultant written notice thereof; and shall include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all shares of common stock held by Consultant upon exercise of the Warrant or underlying any unexercised Warrants that Consultant may hold, as specified in a written response(s) by Consultant, made within twenty (20) days after receipt of the written notice of registration from Company. For ease of reference, this clause is to be construed as granting Consultant piggyback registration rights in conjunction with any securities that the company may wish to register. Notwithstanding any other provision of this Agreement to the contrary, if the registration by Company is for a registered public offering and the managing underwriter or placement agent determines that marketing factors require a limitation of the number of shares to be underwritten, the percentage of shares of securities to be registered for sale by Consultant shall be equally reduced with all other shares of third-parties entitled to participate in such registration. If the registration by Company is for a registered public offering, Consultant agrees that it shall (a) not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Company or any securities convertible into or exchangeable or exercisable for such securities and (b) provide upon request, customary lock-up agreements for itself and its affiliates by which they agree not to sell any of their shares of common stock for a period of 180 days from the effective date of the registration statement, or for such other length of time determined by the managing underwriter. Following registration of Consultant’s shares issued or issuable under the Warrants, Consultant agrees not to sell or offer for sale more than 50,000 shares in any 30 consecutive day period, inclusive of all shares of common stock sold or offered for sale by Consultant in reliance upon any exemption from registration, such as Rule 144 under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

CUSTOMER ACQUISITION	)
NETWORK, INC.	)
)
)
	)	per:
	)	Authorized Signatory
)
)
Date

SIGNED, SEALED AND DELIVERED by	)
MICHAEL BAYBAK AND	)
COMPANY, INC. by its authorized )
signatory in the presence of )		MICHAEL BAYBAK AND
	)	AND COMPANY, INC.

)
	)	per:
Signature of Witness )		Authorized Signatory
)
)
Address of Witness	)	Date